EXHIBIT 99



                         BIRMINGHAM UTILITIES, INC.

                              STOCK OPTION PLAN
                         FOR NON-EMPLOYEE DIRECTORS



                        BIRMINGHAM UTILITIES, INC.
                              STOCK OPTION PLAN
                         FOR NON-EMPLOYEE DIRECTORS



1.  Purpose.

    The purpose of the Birmingham Utilities, Inc. Stock Option Plan for Non-Employee Directors (the "Plan") is to promote the interests of Birmingham Utilities, Inc. (the "Company") and its shareholders by encouraging Non-Employee Directors of the Company to have a direct and personal stake in the performance of the Company's Common Stock.

2.  Definitions.

   Unless the context clearly indicates otherwise, the following terms have the meanings set forth below. Whenever applicable, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

   "Board of Directors" or "Board" means the Board of Directors of the Company.

   "Business Day" shall mean any day except Saturday, Sunday or a legal holiday in the State of Connecticut.

   "Code" means the Internal Revenue Code of 1986, as amended, now in effect or as amended from time to time and any successor provisions thereto.

   "Committee" means the Personnel and Pension Committee of three or more members appointed by the Board of Directors and selected from those directors who are not employees of the Corporation, its parent or any Subsidiary, as defined in Section 424(e) and (f) of the Code. The Board may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

   "Common Stock" means the common stock, without par value, of the Company.

   "Company" means Birmingham Utilities, Inc., a Connecticut corporation.

   "Disability", as applied to a Grantee, shall have the meaning set forth in
   Section 22(e)(3) of the Code.

   "Fair Market Value" of a share of Common Stock on any particular date is the average of the high and low sales price of a share of Common Stock on the NASDAQ Small Cap Market (or any exchange on which the Common Stock is then traded) as reported for that date by NASDAQ or, if no sales price is reported for that date, the average bid quotation for the Common Stock on that date as reported by NASDAQ; provided, however, that if no such sales or quotation are reported by NASDAQ for such date, the Fair Market Value of a share of Common Stock on such date shall be the average of the high and low sales price or, if no sales price is reported for that date, the average bid quotation as reported by NASDAQ for the first Business Day immediately after such date on which such sales or quotation are reported.

   "Grant Date", as used with respect to a particular Option, means the date on which such Option is granted pursuant to the Plan.

   "Grantee" means the Non-Employee Director to whom an Option is granted pursuant to the Plan.

   "Immediate family members" of a Grantee means the Grantee's children, grandchildren and spouse.

   "Option" means an option granted pursuant to the Plan to purchase shares of Common Stock which shall be a non-qualified stock option not intended to qualify as incentive stock options under Section 422 of the Code.

   "Non-Employee Director" shall mean a member of the Board of Directors who is not an employee of the Company or any Subsidiary.

   "Plan" means the Birmingham Utilities, Inc. Stock Option Plan for Non-Employee Directors as set forth herein and as amended from time to time.

   "Retirement", as applied to a Non-Employee Director, shall mean when a Grantee ceases to serve as a member of the Board following attaining sixty-five (65) years of age.

   "Subsidiary" shall mean a "subsidiary corporation" of the Company as defined in Section 425(f) of the Code.

   "The 1934 Act" means the Securities Exchange Act of 1934, as amended, now in effect or as amended from time to time and any successor provisions thereto.

3.  Administration.

   (a) General. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and interpret the provisions of the Plan and any Options granted hereunder. Any decision by the Committee shall be final and binding on all parties. No member of the Committee shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Options under the Plan. The Committee may delegate any of such responsibilities to one or more agents and may retain advisors to advise it. No Grantee shall participate in the decision of any question relating exclusively to an Option granted to that Grantee.

   (b) Rules and Interpretation. The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan in a uniform manner. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all parties. The Committee's administrative functions shall be ministerial in nature in view of the Plan's explicit provisions, including those related to eligibility for, timing, price and amount of Option grants.

4.   Eligibility.

   The persons eligible to receive Options under the Plan are the Non-Employee Directors of the Company.

5.   Effective Date of the Plan and Term of Option Period.

   The Plan shall become effective upon its adoption by the Board of Directors, provided, that no Option granted pursuant to the Plan shall be exercised or will vest prior to (1) the approval of the Plan by the Company's shareholders within twelve (12) months of its adoption by the Board, and (2) the approval of the Plan by the Connecticut Department of Public Utility Control. The term during which awards may be granted under the Plan shall expire on the tenth anniversary of the adoption of the Plan by the Board of Directors. Subject to the provisions of Article 12 hereof, the period during which an Option granted under the Plan may be exercised shall expire on the tenth anniversary of the Grant Date of the Option.

6.   Shares Subject to the Plan.

     The shares of Common Stock that may be delivered upon the exercise of Options under the Plan shall be shares of the Company's authorized Common Stock and may be unissued shares or reacquired shares, as the Board of Directors may from time to time determine. Subject to adjustment as provided in Article 13 hereof, the aggregate number of shares to be delivered under the Plan shall not exceed 40,000 shares. If any shares are subject to an Option which for any reason expires or terminates during the term of the Plan prior to the issuance of such shares, the shares subject to but not delivered under such Option shall be available for issuance under the Plan. If, on any Grant Date, the aggregate number of shares of Common Stock subject to Option grants on that date exceeds the remaining number of shares reserved for issuance under the Plan, the number of Option shares awarded to each Non-Employee Director to whom Options shall be granted on such date shall be reduced pro rata so that the aggregate number of Option shares awarded to such Non-Employee Directors equals the number of reserved shares of Common Stock remaining under the Plan.

7.  Options.

    (a) Grant of Options. On September 13, 1994, each Non-Employee Director of the Company shall be granted an Option, upon the terms and conditions specified in the Plan, to purchase 2,500 shares of Common Stock plus a number of shares of Common Stock determined by multiplying the number of whole years of previous service as an Non-Employee Director of the Company by 1,250. Commencing on August 1, 1995 and on each August 1st thereafter (or, if August 1st is not a Business Day, the first preceding Business Day) during the term of the Plan, each Non-Employee Director of the Company shall automatically be granted a stock option to purchase 1,250 shares of Common Stock upon the terms and conditions specified in the Plan. Notwithstanding the foregoing provisions of this paragraph, no Non-Employee Director shall receive Options under the Plan to purchase more than an aggregate amount of 5,000 shares of Common Stock.

   (b) Terms of Options. Each Option granted under the Plan shall have the following terms and conditions:

       (i) Price. The exercise price per share of each Option shall equal the greater of the Fair Market Value of a share of Common Stock on the Grant Date or the par value per share of the Common Stock, if any, on the date of exercise of such option;

      (ii) Term. The term of each Option shall be for a period of ten (10) years from the Grant Date unless terminated earlier in accordance with the Plan;

     (iii) Time of Exercise. Unless an Option is terminated or the time of its exercisability is accelerated in accordance with the Plan, each Option shall be exercisable only to the extent of one-half of the number of shares of the Common Stock to which it relates on or after the first anniversary of its Grant Date and shall be exercisable to the extent of the remaining one-half of such shares only on or after the second anniversary of the Grant Date, so that the Options shall be exercisable in full only on or after the second anniversary of the Grant Date.

      (iv) Acceleration of Exercisability. Notwithstanding the schedule provided in subparagraph (iii) hereof, an Option shall become fully exercisable upon the occurrence of the Grantee's death or withdrawal from the Board of Directors by reason of such Non-Employee Director's Disability or Retirement; and

      (v) Option Agreement. Each Option shall be evidenced by an Option Agreement substantially in the form attached to this Plan as Appendix A.

8.   Exercise of Options.

     (a) Each Option granted shall be exercisable in whole or in part at any time, or from time to time, during the Option term as specified in the Plan, provided that the election to exercise an Option shall be made in accordance with applicable Federal laws and regulations. Each Option may be exercised by delivery of a written notice to the Company stating the number of shares to be exercised and accompanied by the payment of the Option exercise price therefor in accordance with this Article. The Grantee shall furnish the Company, prior to the delivery of any shares upon the exercise of an Option, with such other documents and representations as the Company may require, to assure compliance with applicable laws and regulations.

     (b) No Option may at any time be exercised with respect to a fractional share. In the event that shares are issued pursuant to the exercise of an Option, no fractional shares shall be issued and cash equal to the Fair Market Value of such fractional share on the date of the delivery of the exercise notice shall be given in lieu of such fractional shares.

     (c) No shares shall be delivered pursuant to the exercise of any Option, in whole or in part, until qualified for delivery under such securities laws and regulations as the Board of Directors may deem to be applicable thereto and until payment in full of the Option price is received by the Company in cash, by check or in shares of Common Stock as provided in Article 9 hereof. Neither the holder of an Option nor such holder's legal representative, legatee, or distributee shall be or be deemed to be a holder of any shares subject to such Option unless and until a certificate or certificates therefor is issued in his or her name or a person designated by him or her.

9.   Stock as Form of Exercise Payment.

     A Grantee who owns shares of Common Stock may elect to use the previously acquired shares, valued at the Fair Market Value on the last Business Day preceding the date of delivery of such shares, to pay all or part of the exercise price of an Option, provided, however, that such form of payment shall not be permitted unless at least one hundred shares of such previously acquired shares are required and delivered for such purpose and the shares delivered have been held by the Grantee for at least six months.

10.  Withholding Taxes for Awards.

     Each Grantee exercising an Option as a condition to such exercise shall pay to the Company the amount, if any, required to be withheld from distributions resulting from such exercise under applicable Federal and State income tax laws ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date income from the award is includable in the Grantee's gross income for Federal income tax purposes (the "Tax Date"). The Grantee may satisfy this requirement by remitting to the Company in cash or by check the amount of such Withholding Taxes or a number of previously owned shares of Common Stock having an aggregate Fair Market Value as of the last Business Day preceding the Tax Date equal to the amount of such Withholding Taxes.

11.  Transfer of Awards.

    Options granted under the Plan may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code, and, during the Grantee's lifetime, may be exercised only by said Grantee or by said Grantee's guardian or legal representative, provided, however, that if Rule 16b-3 under the 1934 Act is amended to permit restricted or unrestricted transfers of derivative securities granted under plans intended to qualify for the exemption provided by such rule, then if permitted in accordance with such transferability restrictions imposed by Rule 16b-3, if any, as so amended, the Options heretofore and hereafter granted under the Plan shall be transferrable without payment of consideration, to immediate family members of the Grantee or to trusts or partnerships for such immediate family members.

12.  Death, Disability, Retirement and Termination of Director Status.

     (a) An Option which has not theretofore expired shall terminate at the time of the death of the Grantee or if the Grantee ceases to be a member of the Board, and no shares may thereafter be delivered pursuant to such Option, except that, subject to the condition that no Option may be exercised in whole or in part after the tenth anniversary of its Grant Date:

          (i) Upon the termination of Board membership of any such Grantee due to Disability or Retirement, the Grantee may, within a period of three years after the date of such termination, purchase some or all of the shares covered by the Grantee's Options which were exercisable immediately prior to such termination; and
         (ii) Upon the termination of Board membership of any such Grantee due to any reason other than the Grantee's death, Disability or Retirement, the Grantee may, within three months after the date of such termination, purchase some or all of the shares covered by the Grantee's Options which were exercisable immediately prior to such termination,provided that, notwithstanding the foregoing, the Options of a Grantee shall automatically terminate as of the date his or her directorship is terminated, if terminated on account of any act of(a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary; and
        (iii) Upon the death of any such Grantee while serving on the Board or of any such disabled or retired Grantee within the above-referenced period, the person or persons to whom the rights under the Option are transferred by will or the laws of descent and distribution may, within twelve months after the date of the Grantee's death, exercise some or all of the Grantee's Options which were exercisable on the date of death by the Grantee.

13.  Change of Ownership.

   In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, or (c) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to each Non-Employee Director, at the time of adoption of the plan for liquidation, dissolution, merger, consolidation or reorganization, either (i) a reasonable time thereafter within which to exercise the Option, prior to the effectiveness of such liquidation, dissolution, merger, consolidation or reorganization, at the end of which time the Option shall terminate, or (ii) the right to exercise the Option (or a substitute Option) as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization.

14.  Adjustment Upon Changes in Capitalization.

     (a) Changes in Capitalization. If the number of shares of Common Stock of the Company as a whole are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to this Plan, and in the number, kind, and per share exercise price of shares of Common Stock subject to unexercised Options or portions thereof granted prior to any such change. Any such adjustment in an outstanding Option, however, shall be made without a change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option.

    (b) Acquisition. Upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of all or substantially all of the property of the Company to another corporation, provision shall be made in connection with such transaction for the assumption of the Plan and the Options theretofore granted by the successor corporation. Provision may, alternatively, be made for the substitution for such Options of new options of the successor corporation or a parent or subsidiary thereof.
In any such case, appropriate adjustment as to the number and kind of shares and the per share exercise prices shall be made. No fractional shares of stock shall be issued under the Plan on account of any adjustment specified above.

   (c) Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, this Plan and the Options issued thereunder shall terminate.

15.  Legal Restrictions.

     The Company will not be obligated to issue shares of Common Stock or make any payment if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange on which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to cause the exercise of any award under the Plan.

16.  No Rights as Shareholders.

     No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any award until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of awards under the Plan shall not affect: the right or power of the Company or its stockholders to make adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure; the dissolution or liquidation of the Company, or the sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

17.  Board Membership.

     Nothing in the Plan or in any Option shall confer upon any Grantee any right to continue as a director of the Company or interfere in any way with the right of the Company's shareholders to remove a director at any time.

18.  Choice of Law.

     The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Connecticut.

19.  Amendment and Discontinuance.

     Subject to the limitation that the provisions of the Plan shall not be amended more than once every six months other than to comport with changes in the Code or regulations thereunder, the Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of the holders of the Common Stock, make any alteration or amendment thereof which operates (a) to increase the total number of shares which may be granted annually under the Plan, (b) to extend the term of the Plan or the option periods provided in the Plan, (c) to decrease the option price provided in the Plan, or otherwise materially increase the benefits accruing to Grantees through awards under the Plan, or (d) to modify the eligibility requirements for participation in the Plan.


     Adopted by the Board of Directors at its meeting of September 13, 1994, subject to approval of the Company's shareholders and the Connecticut Department of Public Utility Control.

Attest:




Secretary






                                                          APPENDIX A



                            STOCK OPTION AGREEMENT
                                  UNDER THE
                BIRMINGHAM UTILITIES, INC. STOCK OPTION PLAN
                         FOR NON-EMPLOYEE DIRECTORS



   Pursuant to Article 7 of the Birmingham Utilities, Inc. Stock Option Plan for Non-Employee Directors (the "Plan"), Birmingham Utilities, Inc. (the "Company"), this ____ day of _____________, 199__(the "Grant Date"), hereby grants to ___________________________("Director") a non-qualified stock option to purchase an aggregate of ____________ shares of the Common Stock of the Company at $_____ per share, on the terms and conditions hereinafter set forth and set forth in the Plan. This option will expire at the Company's close of business on ______________, 19__, unless sooner terminated in accordance with the terms of the Plan.

     1. The Company hereby grants to Director a non-qualified stock option (the "Option") to purchase on or before the expiration date indicated above, at the purchase price stated above, the number of shares of the Company's Common Stock set forth above. No option granted under the Plan shall be exercised or will vest unless and until the Plan is approved by the Company's shareholders and the Connecticut Department of Public Utility Control.

     2. The term of this Option shall commence on the date of this Agreement and shall terminate, unless sooner terminated by the terms of the Plan, at the close of business on the day preceding the tenth anniversary of the date of this Agreement as set forth above, if the Company is open for business on such day, or the close of the Company's business on the next preceding day that the Company is open for business. Unless the Option is terminated or the time of its exercisability is accelerated in accordance with the Plan, the Option shall be exercisable only to the extent of one-half of the number of shares of the Common Stock to which it relates on or after the first anniversary of its Grant Date set forth above and shall be exercisable to the extent of the remaining one-half of such shares only on or after the second anniversary of the Grant Date, so that the Option shall be exercisable in full only on or after the second anniversary of the Grant
Date.
This Option shall become immediately exercisable under the circumstances described in Section 7(b)(iv) of the Plan.

     3. This Option may be exercised, in whole or in part, by written notification delivered in person or by mail to the Secretary of the Company at its offices at 230 Beaver Street, Ansonia, Connecticut. Such notification shall specify the number of shares with respect to which the Option is being exercised and shall be accompanied by payment for such shares. The Secretary of the Company will provide Director with a form of exercise notice upon request. The Option may not be exercised with respect to a fractional share. Payment is to be made by check payable to the order of the Company or by one of the alternative methods of payment described in the Plan. No shares shall be sold or delivered hereunder until full payment for such shares has been made and all checks delivered in payment therefor have been collected. Director shall not have any rights of a shareholder with respect to any Common Stock received upon exercise of the Option until certificates for such Common Stock have been actually issued to Director in accordance with the terms hereof.

     4. The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock purchased upon the exercise of any part of this Option prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any applicable law, rule or regulation, (iii) the obtaining of any consent or approval or other clearance from any governmental agency which the Company determines to be necessary or advisable, and (iv) the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of such shares thereupon. The Option shall be exercised and shares of the Company's Common Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities laws, and Director agrees to comply with any requirements imposed by the Committee. Because Director is an "affiliate" of the Company (as that term is defined in Rule 144 promulgated under the Act, and which generally includes directors), by accepting this Agreement, you agree that you will dispose of the stock acquired upon exercise of the Option only in compliance with Rule 144 or in such other manner as will not violate the Act and the rules and regulations promulgated thereunder, and any other applicable securities law.

     5. This Option is not transferrable by Director otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code, and is exercisable, during Director's life, only by Director or by Director's guardian or legal representative, unless and to the extent transferability becomes permitted
under the terms of the Plan.   Any attempted assignment, transfer, pledge,
hypothecation or other disposition of the Option contrary to the provisions hereof shall be null and void. This Option does not confer upon Director any right with respect to continuation of Director's service as a director of the Company or any of its subsidiaries, and will not interfere in any way with the right of the Company's shareholders or the shareholders of any of its Subsidiaries to terminate Director's service as a director.

     6. Upon the termination of Director's service as a member of the Board of Directors, the Director may exercise this Option, provided that it has vested, to the full extent of the number of the shares of Common Stock remaining under such Option, regardless of whether such Option was previously exercisable, in accordance with the conditions of Article 12 of the Plan.

     7. This Option shall be irrevocable during the Option period and its validity and construction shall be governed by the laws of the State of Connecticut. The terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. You agree to execute such other agreements, documents or assignments as may be necessary or desirable to effect the purposes of this Agreement.

     8. The grant of this Option shall be binding and effective only if this Agreement is executed by or on behalf of the Company and by you and a signed copy is returned to the Company.

     9. All capitalized terms used in this Agreement which are not defined herein shall have the meaning given to them in the Plan unless the context clearly requires otherwise.


                              BIRMINGHAM UTILITIES, INC.


                              By__________________________________
                                Its


- ----------------------------------------------------------------------------

     I hereby acknowledge receipt of the Stock Option (the "Option") granted on the date shown above, which has been issued to me under the terms and conditions of Birmingham Utilities, Inc. Stock Option Plan for Non-Employee Directors. I agree to conform to all of the terms and conditions of the Option and the Plan.



Date: _______________           Your Signature: _________________________